Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Pozen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POZEN® Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share, of POZEN Inc. (the “Company”) will be held at the Paul J. Rizzo Conference Center, Loudermilk Hall, 130 DuBose House Lane, Chapel Hill, North Carolina 27517, on May 20, 2003 at 11:00 A.M. Eastern time, to consider and take action with respect to the following:

1. To elect two Class III directors, each of whom shall serve for a term of three years.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants to audit the               Company’s financial statements for the fiscal year ending December 31, 2003.

3. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Helga L. Leftwich

Assistant Secretary

Chapel Hill, North Carolina

Dated: April 15, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

PROXY STATEMENT

Mailed on April 15, 2003

Annual Meeting of Stockholders to be held on May 20, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of POZEN Inc. (the “Company”) to be used at the Annual Meeting of the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company to be held on May 20, 2003 and at any adjournment thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

The expense of soliciting proxy cards (“proxies”), including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or telegraph. The Company may arrange for the reimbursement of persons holding shares beneficially owned by others for their expenses in sending proxy materials to such beneficial owners.

VOTING RIGHTS

Only stockholders of the Company as of the close of business on April 7, 2003, the record date (“Record Date”) fixed by the Board of Directors of the Company (the “Board”), are entitled to notice of and to vote at the Annual Meeting. As of April 7, 2003, there were 28,155,412 shares of the Common Stock issued and outstanding and no other outstanding classes of voting securities of the Company. Each holder of the Common Stock is entitled to one vote per share on each matter presented at the Annual Meeting.

The presence of the holders of a majority of the issued and outstanding shares of the Common Stock in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of the Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of directors. Cumulative voting for the election of directors is not permitted. A majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent public accountants.

Shares entitled to vote represented by proxies that are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. In the election of directors, stockholders may either vote “FOR” all nominees for election or “WITHHOLD” their votes from one or both nominees for election. If no vote is specified therein, the shares will be voted “FOR” the election of the nominees for director named in this Proxy Statement, “FOR” the ratification of the appointment of the independent public accountants and, at the discretion of the designated proxies, for any other matter that may properly come before the meeting. Shares represented by proxies which are marked “WITHHOLD” with regard to the election of the nominees for director will be excluded entirely from that vote and will have no effect. Stockholders may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to the vote to ratify the appointment of our independent public accountants. Shares held by a broker, as nominee, where the broker is prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (so-called “broker non-votes”), will have no effect on such proposal.

The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Company addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.

PRINCIPAL STOCKHOLDERS

The stockholders named in the following table are those known to the Company to be the beneficial owners of 5% or more of the Common Stock. Unless otherwise indicated, the information is as of February 28, 2003. For purposes of this table, and as used elsewhere in this Proxy Statement, the term “beneficial owner” means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, the Company believes that each owner listed below exercises sole voting and dispositive power over its shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of the Common Stock
John R. Plachetka, Pharm.D. POZEN Inc. 1414 Raleigh Road, Suite 400 Chapel Hill, NC 27517	4,204,172(1)	14.8%

Vector Later-Stage Equity Fund II, L.P. 1751 Lake Cook Road, Suite 350 Deerfield, IL 60015	1,785,405(2)	6.3%

BB Biotech AG Vodergasse 3 CH-8300 Schaffhausen Switzerland	2,800,000(3)	9.95%

(1)	This amount reflects ownership by Silver Hill Investments, LLC, John R. Plachetka and Clare A. Plachetka, and consists of (i) 2,876,508 shares owned by Silver Hill Investments, LLC, which is 50% owned by the John R. Plachetka Irrevocable Trust, 40% owned by John R. Plachetka through his assignee, the Revocable Declaration of Trust, John R. Plachetka, Trustee (the “JRP Revocable Trust”), and 10% owned by his wife, Clare A. Plachetka, through her assignee, the Clare A. Plachetka Revocable Declaration of Trust, Clare A. Plachetka, Trustee (the “CAP Revocable Trust”); (ii) 822,582 shares owned by the JRP Revocable Trust; (iii) 97,900 shares owned by the CAP Revocable Trust; (iv) 58,518 shares owned by the John R. Plachetka Irrevocable Trust and (v) 348,664 shares of Common Stock issuable pursuant to options granted to John R. Plachetka exercisable within 60 days. John R. Plachetka and Clare A. Plachetka claim shared voting and dispositive power as to the shares set forth in (i) through (iv) above.

(2)	This amount, which is reflected in a report on Schedule 13G/A that was filed on February 14, 2003 with respect to ownership as of December 31, 2002 by Vector Later-Stage Equity Fund II, L.P. (“VLSEF”), Vector Later-Stage Equity Fund II (QP), L.P. (“VLSEF QP”) and Vector Fund Management II, L.L.C. (“VFM”), consists of (i) 446,351 shares as to which VLSEF claims shared voting and dispositive power and (ii) 1,339,054 shares as to which VLSEF QP claims shared voting and dispositive power. VFM claims shared voting and dispositive power as to all 1,785,405 shares. The general partner of each of VLSEF and VLSEF QP is VFM, which is controlled by a committee of limited partners of VLSEF and VLSEF QP.

(3)	This amount, which is reflected in a report on Schedule 13G that was filed on September 27, 2002 with respect to ownership as of December 31, 2002 by BB Target N.V., a wholly-owned subsidiary of BB Biotech AG (“BBB”). BB Target N.V. and BBB claims shared voting and dispositive power as to all 2,800,000 shares.

STOCK OWNERSHIP OF DIRECTORS,

NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table and notes thereto set forth information, as of February 28, 2003 (except as specified below), with respect to the beneficial ownership of shares of the Common Stock by each director, the nominees for director and each executive officer named by the Company in the Summary Compensation Table (the “Named Executive Officers”) and, as a group, by the directors and current executive officers, based upon information furnished to the Company by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power.

	Amount of Beneficial Ownership as of February 28, 2003
Name of Beneficial Owner (1)	Number of Shares		Percentage of the Common Stock
John R. Plachetka, Pharm.D.	4,204,172	(2)	14.8%
Kristina M. Adomonis	119,924	(3)	*
John E. Barnhardt	168,759	(4)	*
Matthew E. Czajkowski	255,138	(5)	*
Andrew L. Finn, Pharm.D.	186,692	(6)	*
Kenneth B. Lee, Jr.	—	(7)	*
Jacques F. Rejeange	453,008	(8)	1.6%
Paul J. Rizzo	40,000	(9)	*
Bruce A. Tomason	71,960	(10)	*
Peter J. Wise, M.D.	467,364	(11)	1.7%
Ted G. Wood	34,487	(12)	*
All Current Directors and Executive Officers as a Group (10 persons)	5,814,812	(13)	20.0%

* Less than 1%.

(1)	Unless otherwise set forth herein, the street address of the named beneficial owners is c/o POZEN Inc., Suite 400, 1414 Raleigh Road, Chapel Hill, North Carolina 27517.
(2)	Consists of (i) 2,876,508 shares of Common Stock owned by Silver Hill Investments, LLC, which is 50% owned by the John R. Plachetka Irrevocable Trust, 40% owned by JRP Revocable Trust, and 10% owned by the CAP Revocable Trust, (ii) 822,582 shares owned by the JRP Revocable Trust, (iii) 97,900 shares owned by the CAP Revocable Trust, and (iv) 58,518 shares owned by the John R. Plachetka Irrevocable Trust. John R. Plachetka and Clare A. Plachetka have shared voting and dispositive power; also includes 348,664 shares of Common Stock issuable pursuant to options granted to Dr. Plachetka exercisable within 60 days.
(3)	Consists of 50,000 shares of Common Stock and 69,924 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(4)	Consists of 49,398 shares of Common Stock and 119,361 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(5)	Consists of 123,336 shares of Common Stock, of which an aggregate of 25,760 shares are held of record by trusts for the benefit of Mr. Czajkowski’s minor children, and 131,802 shares issuable pursuant to options exercisable within 60 days.
(6)	Includes 186,692 shares of Common Stock issuable pursuant to options exercisable within 60 days. As of March 27, 2003, Dr. Finn’s employment with the Company terminated.
(7)	Mr. Lee became a director on December 2, 2002.
(8)	Includes 384,048 shares of Common Stock owned by Florham Holdings Ltd., a family trust of Mr. Rejeange. Mr. Rejeange may be deemed to be a beneficial owner of these shares. Mr. Rejeange disclaims such beneficial ownership. Also includes 68,960 shares issuable pursuant to options exercisable within 60 days.
(9)	Consists of 40,000 shares of Common Stock.
(10)	Includes 68,960 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(11)	Includes 15,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(12)	Includes 32,987 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(13)	Includes 855,658 shares of Common Stock issuable pursuant to options exercisable within 60 days.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Board shall consist of not less than three nor more than fifteen members divided into three Classes: Class I, Class II and Class III. The Board is authorized to increase or decrease the total number of directors within the three to fifteen range as well as the number of directors in each class provided that no one class shall have more than one director more than any other class. If the quotient derived by dividing the designated number of directors by three is a fraction, the extra director shall be a member of Class I if such a fraction is one-third, and, if such fraction is two-thirds, the other director shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board. The Board has fixed the number of directors at seven members. There are two directors currently serving in each of Class I and Class III and three directors currently serving in Class II. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting.

The two directorships expiring this year are Class III directorships, currently filled by John R. Plachetka, Pharm.D. and Peter J. Wise, M.D. The Board has nominated Drs. Plachetka and Wise as nominees for election at this Annual Meeting to serve as Class III directors; their terms will expire in 2006.

Drs. Plachetka and Wise have informed the Company that they are each willing to serve for the term to which each of them is nominated if elected. If one of the nominees for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

The information appearing in the following tables and the notes thereto has been furnished to the Company, where appropriate, by the nominees for director and the directors continuing in office with respect to: (i) the present principal occupation or employment of the nominees and each continuing director and, if such principal occupation or employment has not been carried on during the past five years, the occupation or employment during such period, (ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past five years, and (iii) the directorships held by each respective nominee or continuing director on the boards of publicly-held and certain other corporations and entities:

NOMINEES FOR ELECTION AS DIRECTOR

FOR A TERM OF THREE YEARS

Name and Principal Occupation	Served as Director Since	Director Class	If elected, Term Expires At Annual Meeting Of Stockholders in
John R. Plachetka, Pharm.D., age 49 Chairman of the Board since January 2001, co-founder of the Company and President and Chief Executive Officer of the Company since 1996. Vice President of Development at Texas Biotechnology Corporation from 1993 to 1995.	1996	Class III	2006

Peter J. Wise, M.D., age 68 Vice Chairman of the Board since January 2001; co-founder of the Company. President and Chief Operating Officer of Pharmaceutical Product Development, Inc. from 1993 to 1996.	1996	Class III	2006

Vote Required for Approval

The affirmative vote of the holders of a plurality of the shares of the Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of each of the nominees as director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES FOR DIRECTOR.

DIRECTORS CONTINUING IN OFFICE

Name and Principal Occupation	Served as Director Since	Director Class	Term Expires At Annual Meeting Of Stockholders In
Paul J. Rizzo, age 75 Chairman of the Board and partner of Franklin Street Partners, a North Carolina investment firm, since 1990; serves as a director of Pharmaceutical Product Development, Inc., Cox Enterprises Inc. and The Maersk Company Limited. Between 1987 and 1992, Dean of the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. Vice Chairman of the Board of IBM Corporation from 1983 to 1987 and from 1993 to 1994.	2002	Class I	2004

Ted G. Wood, age 65 Vice Chairman of the Bristol, Virginia based The United Company, a holding company engaged in oil and gas exploration & production, financial services and public golf courses, since June 29, 1998; consultant to The United Company from January 1996 to June 28, 1998.	2000	Class I	2004

Kenneth B. Lee, Jr., age 55 Independent consultant since 2001; serves as a director of CV Therapeutics Inc. and Abgenix, Inc. Between January 2002 and June 2002, served as President of A.M. Pappas & Associates. Partner of Ernst & Young LLP from 1982 through 2001; served as managing director of Ernst & Young’s Health Sciences Corporate Finance Group from 2000 to 2001.	2002	Class II	2005

Jacques F. Rejeange, age 63 Chairman of the Board between December 1999 and December 2000. Since 1994, President of Florham Consulting S.A., a healthcare consulting company based in Areuse, Switzerland.	1997	Class II	2005

Bruce A. Tomason, age 55 Principal with Apollo Healthcare Partners (formerly Apollo Capital Corporation), a healthcare investment banking and venture capital organization, since 1991. Between 1996 and 1998, President and Chief Executive Officer of One Call Medical, Inc., a medical management company specializing in workers’ compensation.	1997	Class II	2005

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held six meetings of the Board of Directors during the year ended December 31, 2002. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served.

The Company’s Board has an Audit Committee and a Compensation Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The members of the Audit Committee are as follows:

Bruce A. Tomason, Chairman

Jacques F. Rejeange

Paul J. Rizzo

Kenneth B. Lee, Jr.

The Audit Committee oversees the Company’s financial reporting process and systems of internal controls, and oversees the independence and performance of the Company’s independent public accountants. The Audit Committee provides an open avenue of communication among the independent public accountants, financial and senior management and the Board. The members of the Audit Committee are independent as defined by The Nasdaq National Market’s listing standards, and as proposed to be defined by the Securities and Exchange Commission (“SEC”). The Company’s Board has determined that the following members of the Audit Committee are audit committee financial experts as defined by the SEC: Bruce A. Tomason, Paul J. Rizzo and Kenneth B. Lee, Jr. The Audit Committee held eight meetings during the year ended December 31, 2002. The Audit Committee has adopted a written charter, which was filed as an appendix to the Company’s proxy statement for its 2001 annual meeting of stockholders.

Compensation Committee

The members of the Compensation Committee are as follows:

Peter J. Wise, M.D., Chairman

Jacques F. Rejeange

Bruce A. Tomason

The Compensation Committee is responsible for the evaluation, approval and administration of salary, incentive compensation, bonuses, benefit plans and other forms of compensation for our officers, directors and other key employees and for establishing the objectives and policies governing the compensation of POZEN’s employees generally. The Compensation Committee is also responsible for granting, or delegating the authority for granting, stock options and other awards under the Company’s 1996 Stock Option Plan and 2000 Equity Compensation Plan and for granting awards under the Company’s 2001 Long Term Incentive Plan. The Compensation Committee held four meetings during the year ended December 31, 2002.

EXECUTIVE AND DIRECTOR COMPENSATION

Set forth below is the report of the Compensation Committee with respect to executive compensation.

Notwithstanding anything to the contrary, the following report of the Compensation Committee, the stock performance graph under the section entitled “Stock Performance Graph” and the report of the Audit Committee under the section entitled “Audit Committee Report” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently comprised of three directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company’s business and consistent with stockholders’ interests. The Compensation Committee’s principal responsibilities include reviewing the Company’s overall compensation practices, recommending compensation for executives and key employees, making recommendations to the Board of Directors with respect to major compensation and benefit programs and administering the Company’s stock and other incentive plans.

The Compensation Committee’s compensation packages for our executive officers are designed to retain and attract top quality management and to encourage them to contribute to the achievement of the Company’s business objectives. In addition, the Compensation Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies.

In compensating its executive officers, the Company relies on a combination of salary and incentives designed to encourage efforts to achieve both the Company’s short-term and long-term goals. The compensation structure attempts to reward both individual contributions as well as overall Company performance. Traditional measures of corporate performance, such as earnings per share or sales growth, are less applicable to the performance of development stage pharmaceutical companies such as the Company than to mature pharmaceutical companies or companies in other industries. As a result, in making executive compensation decisions, the Compensation Committee evaluates other indications of performance, such as achieving milestones in the development and commercialization of the Company’s drug candidates and raising and managing the capital needed for its operations. The Compensation Committee also reviews and considers input and recommendations from the Company’s Chief Executive Officer concerning executive compensation.

The basic components of the Company’s compensation packages for executive officers include the following:

■	Base Salary
■	Bonuses
■	Stock Options and other Incentive Awards
■	Benefits

Each executive officer’s compensation package contains a mix of these components and is intended to provide a level of compensation competitive in the industry. We have entered into executive employment agreements with our executive officers, which include severance payments in the event of termination of the executive’s employment without cause or termination by the executive of his or her employment under certain circumstances. See “Employment and Change of Control Arrangements.”

Increases in base salary for 2002 were determined based on both individual and Company performance. The Compensation Committee considered the following factors, among others, in determining the salaries for executive officers during 2002: progress in the clinical development and commercialization of the Company’s product candidates and any special expertise or contributions of a particular executive.

Bonuses are awarded by the Compensation Committee based upon its evaluation, in conjunction with the recommendations of the Company’s Chief Executive Officer, of the performance of each executive officer and the achievement of the Company’s and the executive’s goals during the year. In January 2003, bonuses totaling $554,493 were awarded to the Named Executive Officers for achievements in 2002, which included the continued clinical progress and efforts toward the commercialization of the Company’s product candidates.

The granting of stock options and other equity-based awards aligns the long-term interests of each officer with the interests of our stockholders and provides long-term incentives for the individual officer to remain with us. Grants are generally made to all employees on their date of hire based on salary level and position. All employees, including the executive officers, are eligible for subsequent discretionary grants, which are generally made on an annual basis and are based on either individual or corporate performance or a combination of the two.

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees.

COMPENSATION TO CHIEF EXECUTIVE OFFICER

In reviewing and recommending Dr. John R. Plachetka’s salary and bonus and in awarding him stock options and other incentive awards during fiscal year 2002, the Compensation Committee followed its overall compensation philosophy. During the year ended December 31, 2002, Dr. Plachetka received a salary of $364,000. For his contributions during the 2002 fiscal year, Dr. Plachetka earned a $254,800 bonus, which was paid in January 2003.

During 2002, in recognition of his efforts in 2001 in connection with the overall growth and development of the Company, the Compensation Committee granted Dr. Plachetka an option to purchase 93,750 shares of Common Stock, exercisable in equal installments over four years on the anniversary date of the date of grant and having a term of ten years. Additionally, in 2002, after consideration of Dr. Plachetka’s entire compensation package (including his initial award granted under the Company’s Long Term Incentive Plan, which would expire by its terms in August 2002) and the need to provide further incentives designed to secure the long-term services of the Company’s chief executive officer, the Compensation Committee granted Dr. Plachetka an option to purchase 200,000 shares of Common Stock, fully vested on the date of grant and having a three-year term. Both options were nonqualified stock options granted under the terms of the Company’s 2000 Equity Compensation Plan and at an exercise price equal to the fair market value of the common stock on the date of grant.

Dr. Plachetka’s employment agreement with the Company entitles him to receive certain severance and related benefits. See “Employment and Change of Control Arrangements.” Effective January 1, 2003, pursuant to Dr. Plachetka’s employment agreement, the Compensation Committee granted Dr. Plachetka an award under the Company’s Long Term Incentive Plan, which entitles Dr. Plachetka to receive up to $1,000,000 (in one-third incremental amounts) if the closing price of the Company’s Common Stock equals or exceeds $6.00, $8.00 and $10.00, respectively, for 14 consecutive trading days during the 24 months beginning January 1, 2003.

The Compensation Committee of the Board of Directors:

Peter J. Wise, M.D., Chairman

Jacques F. Rejeange

Bruce A. Tomason

Executive Compensation

Summary of Compensation. The following table summarizes the compensation paid to or earned during the last three fiscal years by our Chief Executive Officer and all of our other executive officers whose salary and bonus exceeded $100,000 in fiscal 2002. We refer to these persons as the Named Executive Officers.

SUMMARY COMPENSATION TABLE (1)

		Annual Compensation			Long Term Compensation		All Other Compensation (4)
Name and Principal Position During 2002	Year	Salary	Bonus (2)	Other Annual Compensation (3)	Securities Underlying Options	LTIP Payouts
John R. Plachetka, Pharm. D.,	2002	$364,000	$254,800	—	293,750	—	$5,500
Chief Executive Officer	2001	$350,000	$122,500	—	187,500	—	$5,250
	2000	$248,880	$102,220	—	47,215	—	—

Kristina M. Adomonis,	2002	$196,905	$39,381	—	37,500	—	$5,500
Senior Vice President,	2001	$189,332	$37,866	—	18,750	—	$5,250
Business Development	2000	$178,615	$26,792	—	—	—	—

John E. Barnhardt,	2002	$137,800	$55,120	—	33,725	—	$5,500
Vice President, Finance	2001	$132,500	$26,500	—	25,000	—	$5,250
and Administration	2000	$125,000	$25,000	—	6,745	—	—

Matthew E. Czajkowski,	2002	$223,600	$89,440	—	37,500	—	$5,500
Chief Financial Officer,	2001	$203,333	$43,000	—	75,000	—	$5,250
Senior Vice President, Finance and Administration	2000	$139,390	$47,708	—	148,390	—	—

Andrew L. Finn, Pharm.D.	2002	$231,504	$115,752	—	37,500	—	$5,500
Executive Vice President,	2001	$222,600	$44,520	$68,182	75,000	—	$5,250
Product and Development (5)	2000	$210,000	$62,000	—	134,900	—	—

(1)	All share numbers and exercise prices reflect the 1.349-for-1 split of the Common Stock effected on October 6, 2000.
(2)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. Bonuses earned in 2002 were paid in January 2003.
(3)	Excludes perquisites and other personal benefits where the aggregate annual amount received by each officer was below the lesser of $50,000 or 10% of the salary and bonus reported.
(4)	Represents the employer-matching portion of a defined contribution 401(k) pension plan.
(5)	Dr. Finn’s employment with the Company terminated as of March 27, 2003.

Stock Options. The following table provides information related to options for shares of the Common Stock granted to the Named Executive Officers during 2002:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/share)	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
John R. Plachetka, Pharm.D.	93,750	16.1%	$5.20	1/2/2012	$298,951	$764,791
	200,000	34.4%	$4.81	1/18/2005	$230,354	$408,930
Kristina M. Adomonis	37,500	6.4%	$5.20	1/2/2012	$119,580	$305,917
John E. Barnhardt	33,725	5.8%	$5.20	1/2/2012	$107,543	$275,121
Matthew E. Czajkowski	37,500	6.4%	$5.20	1/2/2012	$119,580	$305,917
Andrew L. Finn, Pharm.D. (3)	37,500	6.4%	$5.20	1/2/2012	$119,580	$305,917

(1)	Each of these options is exercisable in cumulative installments of one-fourth each beginning on the first anniversary of the grant date and continuing on the next three anniversary dates except for the option to purchase 200,000 shares granted to Dr. Plachetka in January 2002, which is fully vested. Each option has a term of ten years except for the option to purchase 200,000 shares granted to Dr. Plachetka in January 2002, which has a term of three years.
(2)	The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 5% and 10%. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
(3)	Dr. Finn’s employment with the Company terminated as of March 27, 2003.

The following table provides information related to any stock options for shares of the Common Stock exercised by the Named Executive Officers during 2002 and certain information about unexercised options held by the Named Executive Officers at December 31, 2002:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES (1)

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable			Value of Unexercised In-the-Money Options at FY-End Exercisable/Unexercisable (2)
John R. Plachetka, Pharm.D.	—	—	278,352	/	250,113	$112,505	$22,252
Kristina M. Adomonis	50,000	$248,000	55,863	/	51,563	$218,051	—
John E. Barnhardt	—	—	104,680	/	54,723	$446,655	$2,029
Matthew E. Czajkowski	63,463	$183,763	54,214	/	143,213	$111,366	$155,003
Andrew L. Finn, Pharm.D. (3)	—	—	113,601	/	138,717	$304,031	$164,912

(1)	All share numbers and exercise prices reflect the 1.349-for-1 split of the Common Stock effected on October 6, 2000.
(2)	“In-the-money” options are options whose base (or exercise) price was less than the market price of the Common Stock at December 31, 2002. The value of such options is calculated based on a stock price of $5.15, which was the closing price of the Common Stock on The Nasdaq National Market on December 31, 2002.
(3)	Dr. Finn’s employment with the Company terminated as of March 27, 2003.

Compensation of Directors

We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and Committee meetings. We also pay each of our non-employee directors a fee for each Board and Committee meeting attended, which currently is $1,500 for each Board meeting attended in person and $750 if attendance is by telephone and $750 for each Committee meeting attended, whether in person or by telephone. Each of our non-employee directors receives an annual retainer of $10,000 for service as a director. The Chairman of our Audit Committee also receives an annual retainer of $5,000; other committee chairmen receive a $2,500 annual retainer. The fees for attendance at committee meetings and the annual retainers were approved by our Board on March 26, 2003. Each of our non-employee Board members currently receives annually options to purchase 20,000 shares of our Common Stock for their services as directors, granted in each calendar year on or before the date of the initial Board meeting in that calendar year. A new director who joins our Board of Directors receives as an initial grant an option to purchase a pro-rated portion of 20,000 shares of our Common Stock, based on the number of months such director serves during that initial year. The options granted to the non-employee directors vest annually over four years, subject to the director’s continued service as a director.

Employment and Change of Control Arrangements

John R. Plachetka: Under an executive employment agreement dated July 25, 2001, which amended and restated an earlier agreement dated April 1, 1999, we agreed to employ John R. Plachetka, Pharm.D., as our President and Chief Executive Officer for three years from the date of the agreement at an initial annual base salary of $350,000, which is subject to performance and merit-based increases. Under the agreement, Dr. Plachetka is eligible to receive annual bonuses and up to three cash awards issued under the POZEN Inc. 2001 Long Term Incentive Plan. The agreement provides for the payment by POZEN of certain life and disability insurance premiums and certain estate, tax and related expenses incurred by Dr. Plachetka. The agreement automatically renews for successive one-year terms after the expiration of the initial three-year term, unless either party terminates the agreement.

Upon Dr. Plachetka’s involuntary resignation or termination of employment without cause, if the office from which Dr. Plachetka performs his principal duties is relocated more than 50 miles from its current location, if Dr. Plachetka’s duties and responsibilities are substantially reduced, if we materially breach the agreement or if Dr. Plachetka elects within 60 days following a change of control of the Company to terminate his employment as a result of the change of control, the agreement provides for payment of a lump sum severance benefit equivalent to one year of his annual base salary plus the average of the annual bonus awarded to him over the prior two years and the continuation for one year of his benefits, as described further in the executive employment agreement. The agreement provides for the payment to Dr. Plachetka of additional amounts to reimburse him for any taxes owed in the event any other payments he receives are determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Named Executive Officers: Under executive employment agreements dated July 25, 2001, we agreed to employ each of Andrew L. Finn (whose employment with the Company ceased as of March 27, 2003), Matthew E. Czajkowski, Kristina M. Adomonis and John E. Barnhardt for two years from the dates of the respective agreements at initial annual base salary amounts set forth in the agreements, which are subject in each case to performance and merit-based increases. Under the agreements, the executives are eligible to receive annual bonuses. Each agreement automatically renews for successive one-year terms after the expiration of the initial two-year term, unless either party to the agreement terminates the agreement.

Upon the executive’s involuntary resignation or termination of employment without cause, if the office from which the executive performs his or her principal duties is relocated more than 50 miles from its current location, if the executive’s duties and responsibilities are substantially reduced, if we materially breach the agreement or if the executive elects within 60 days following a change of control of the Company to terminate his or her employment as a result of the change of control, the agreement provides for payment of a lump sum severance benefit equivalent to one year’s annual base salary plus the average of the executive’s annual bonus awarded over the prior two years and the continuation for one year of the executive’s benefits, as described further in the executive employment agreements. The agreements provide for the payment to each executive of additional amounts in the event that any other payments received by the executive are determined to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Change of Control Arrangements: Under the POZEN Inc. 2000 Equity Compensation Plan, unless the Compensation Committee determines otherwise, the vesting of all stock options outstanding upon a change of control, as defined in the plan, accelerates and the options become fully exercisable, and if, as a result of the change of control, the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding options that are not exercised are to be assumed by, or replaced with comparable options or rights by, the surviving corporation. Alternatively, the Compensation Committee may elect either to require that optionees surrender their outstanding options in exchange for a cash or stock payment in an amount equal to the amount by which the fair market value of the Common Stock exceeds the exercise price of the options, or to terminate any or all unexercised options after giving optionees an opportunity to exercise their outstanding options. The stock options held as of December 31, 2002 by our Named Executive Officers are reflected in the table entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” included in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company’s independent public accountants.

Management is responsible for the Company’s internal controls and the financial reporting process, including its system of internal controls, and for preparing the Company’s financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent public accountants are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent public accountants, both separately and together. Management has represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Audit Committee has discussed with the independent public accountants their independence from the Company and its management, including the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Audit Committee has discussed with the Company’s independent public accountants the overall scope and plans for their audits, the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In its oversight function, the Audit Committee relies on the representations of management and the independent public accountants and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures, that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the U.S., that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the U.S. or that the independent public accountants are in fact “independent.”

Based upon the Audit Committee’s discussions with management and the independent public accountants and the Audit Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

The	Audit Committee of the Board of Directors:

Bruce A. Tomason, Chairman

Jacques F. Rejeange

Paul J. Rizzo

Kenneth B. Lee, Jr.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly change in the total stockholder return on the Company’s Common Stock during the period from October 11, 2000 through December 31, 2002 with the total return on the Nasdaq Stock Market (U.S.) Index, the Nasdaq Biotechnology Index and the Nasdaq Pharmaceutical Index. The comparison assumes that $100 was invested on October 11, 2000 in our Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN

AMONG POZEN INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE NASDAQ PHARMACEUTICAL INDEX

AND THE NASDAQ BIOTECHNOLOGY INDEX

PROPOSAL No. 2

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee of the Board, and subject to the ratification by the stockholders, the Board has appointed Ernst & Young LLP as the Company’s independent public accountants to examine the Company’s financial statements for the fiscal year ending December 31, 2003. Ernst & Young LLP has served as the Company’s independent public accountants since 1997. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

Ernst & Young LLP Fees Related to Fiscal 2002

Audit Fees:

Fees for audit services totaled approximately $108,000 in 2002 and approximately $103,000 in 2001, including fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees:

Fees for audit-related services totaled approximately $2,000 in 2002 and $0 in 2001. These audit-related services consisted of accounting consultations in connection with the Company’s internal controls.

Tax Fees:

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $6,500 in 2002 and $18,000 in 2001.

All Other Fees:

There were no fees for the category “All Other Services” in 2002 and 2001.

The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s outstanding shares of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership in the Company’s Common Stock and other equity securities. Specific due dates for these records have been established and the Company is required to report in this proxy statement any failure to file by these dates in 2002. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2002.

CERTAIN DEADLINES FOR THE 2004 ANNUAL MEETING

Any stockholder proposal submitted to the Company pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and proxy relating to the Company’s 2004 Annual Meeting must be received by the Company no later than the close of business on December 12, 2003. If the Company does not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2004 by March 5, 2004, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2004 Annual Meeting.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

To the extent that information contained in this Proxy Statement is within the knowledge of persons other than the management of the Company, the Company has relied on such persons for the accuracy and completeness thereof.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Investor Relations

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call James Watson at (919) 913-1030.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Helga L. Leftwich

Assistant Secretary

Dated: April 15, 2003

POZEN Inc.

COMMON STOCK

[LOGO OF POZEN]	PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 20, 2003.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints John E. Barnhardt and Matthew E. Czajkowski, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at the Paul J. Rizzo Conference Center, Loudermilk Hall, 130 DuBose House Lane, Chapel Hill, North Carolina 27517, on Tuesday, May 20, 2003 at 11:00 a.m. local time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 15, 2003, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of both nominees for the Board of Directors listed in Proposal 1 and FOR Proposal 2, and at their discretion on any other matter that may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Election of Nominees as Director.

John R. Plachetka                         Peter J. Wise

☐  FOR ALL             ☐  WITHHOLD ALL             ☐  FOR ALL EXCEPT

TO WITHHOLD AUTHORITY TO VOTE,
MARK “FOR ALL EXCEPT” AND WRITE
THE NOMINEE’S NAME ON THE LINE BELOW:

2.	To ratify the Board of Directors’ selection of Ernst & Young LLP as independent public accountants of the Company for the Company’s fiscal year ended December 31, 2003.

☐  FOR             ☐  AGAINST            ☐  ABSTAIN

	Date:	, 2003
Signature
Signature (if jointly held)

Email:

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO STOCKTRANS, INC., 44 WEST LANCASTER AVE, ARDMORE, PA 19003, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.